Exhibit 10.9


                                    AGREEMENT


         This agreement is dated December 17, 2001, and its between IVOICE, INC. ("iVoice") and BEACON CAPITAL, LLC ("Beacon").

         iVoice and Beacon are party to (1) a subscription agreement dated as of November 20, 2001, under which Beacon subscribed for $150,000 of iVoice's 8% convertible debentures (the "Initial Debentures"; that agreement, the "Subscription Agreement") and (2) a registration rights agreement dated as of November 20, 2001, in which iVoice agreed to register for resale under the Securities Act of 1933, as amended (the "Securities Act"), the shares of iVoice's Class A common stock into which the Initial Debentures are convertible (that agreement, the "Registration Rights Agreement").

         Beacon now wishes to subscribe for an additional $150,000 of iVoice's 8% convertible debentures.

         The parties therefore agree as follows:

      1. Beacon hereby subscribes for an additional $150,000 of iVoice's 8% convertible debentures (those additional debentures, the "Additional Debentures"). Beacon shall pay to iVoice the $150,000 subscription price upon satisfaction of the conditions stated in Section 1(b) of the Subscription Agreement (omitting for this purpose the words "and release from escrow").

      2. Beacon and iVoice intend that Beacon's purchase of the Additional Debentures be exempt from registration under the Securities Act, by virtue of
Section 4(2) of the Securities Act and the provisions of Rule 506 of Regulation D thereunder. The questionnaire completed and submitted to iVoice by Beacon in connection with Beacon's purchase of the Initial Debentures remains accurate as of the date of this agreement.

      3. The Additional Debentures constitute "Debentures," and the Additional Debentures and the shares of iVoice Class A common stock that underlie the Additional Debentures constitute "Securities," as each of those terms is defined in the Subscription Agreement.

      4. In consideration of Beacon's purchase of the Additional Debentures, iVoice shall issue to Beacon warrants to purchase 250,000 shares of Class A common stock, and those warrants will constitute "Warrants," as that term is defined in the Subscription Agreement.

      5. The Additional Debentures constitute "Debentures" as that term is defined in the Registration Rights Agreement. Section 2 of the Registration Rights Agreement is hereby amended to increase from 35,000,000 to 50,000,000 the number of shares of its Class A Common Stock that iVoice is required to register thereunder.

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      6. This agreement is governed by the laws of the State of New York, without giving effect to principles of conflict of laws.

         iVoice and Beacon are executing this agreement as of the date stated in the introductory clause.


                                    IVOICE, INC.



                                    By:
                                       ----------------------------------------
                                    Name:
                                    Title:


                                    BEACON CAPITAL, LLC



                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title: